Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

March 24, 2004

To the Underwriters named in

Schedule I to the Underwriting Agreement

c/o Wachovia Capital Markets, LLC

301 S. College Street

Charlotte, NC 28288

Ladies and Gentlemen:

Everest Re Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the “Trust”) and Everest Reinsurance Holdings, Inc, a Delaware corporation (the “Guarantor”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated the date hereof (the “Underwriting Agreement”), between the Trust and the Guarantor on the one hand and the Underwriters named in Schedule I to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities” consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price to the Underwriters set out in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

The Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities described below on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. The number of Optional Securities, if any, to be added to the number of Designated Securities to be purchased by each Underwriter shall be that proportion of the Optional Designated Securities described in Schedule II hereto which the number of Designated Securities to be purchased by such Underwriter bears to the aggregate number of Designated Securities (rounded as the Representatives may determine to the nearest 100 securities). Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Trust and the Guarantor given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives, the Guarantor and the Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

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If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Trust and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

EVEREST REINSURANCE HOLDINGS, INC.

By:	/s/ Stephen L. Limauro
Name: Stephen L. Limauro
Title: EVP and CFO

EVEREST RE CAPITAL TRUST II

By:	Everest Reinsurance Holdings, Inc. as Depositor

By:	/s/ Stephen L. Limauro
Name: Stephen L. Limauro
Title: EVP and CFO

Accepted as of the date hereof:

WACHOVIA CAPITAL MARKETS, LLC
CITIGROUP GLOBAL MARKETS INC.

As Representatives of the Underwriters Named in Schedule I hereto

/s/ Amy Kabatznick
Amy Kabatznick
[Managing Director
Wachovia Capital Markets, LLC]

/s/ Patrice A. Altongy
Patrice A. Altongy
Vice President
Citigroup Global Markets Inc.

On behalf of each of the Underwriters named on Schedule I hereto

SCHEDULE I

Underwriters	Number of Designated Securities to be Purchased
Wachovia Capital Markets, LLC	1,991,500

Citigroup Global Markets Inc.	1,991,500

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,974,000

Morgan Stanley & Co. Incorporated	1,974,000

UBS Securities LLC	1,974,000

Deutsche Bank Securities Inc.	224,000

Goldman, Sachs & Co.	224,000

J.P. Morgan Securities Inc.	224,000

RBC Dain Rauscher Inc.	224,000

First Tier Syndicate (as set forth in Attachment A hereto)	399,000

Total	11,200,000

ATTACHMENT A

Underwriters in First Tier Syndicate	Number of Designated Securities to be Purchased
A.G. Edwards & Sons, Inc.	21,000

Banc of America Securities LLC	21,000

BNY Capital Markets, Inc.	21,000

BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	21,000

Cochran, Caronia Securities LLC	21,000

Fox-Pitt Kelton Inc.	21,000

H&R Block Financial Advisors, Inc.	21,000

Janney Montgomery Scott LLC	21,000

Keefe, Bruyette & Woods, Inc.	21,000

Legg Mason Wood Walker, Incorporated	21,000

McDonald Investments, Inc., a KeyCorp Company	21,000

Morgan Keegan & Company, Inc.	21,000

Oppenheimer & Co. Inc.	21,000

Piper Jaffray & Co.	21,000

Quick & Reilly, Inc.	21,000

Raymond James & Associates, Inc.	21,000

Sandler O’Neill & Partners, L.P.	21,000

Stifel, Nicolaus & Company Incorporated	21,000

Wells Fargo Securities, LLC	21,000

Total	399,000

SCHEDULE II

DESIGNATED TRUST:

Everest Re Capital Trust II

TITLE OF DESIGNATED SECURITIES:

6.20% Preferred Securities

AGGREGATE PRINCIPAL AMOUNT:

Aggregate principal amount of Designated Securities: $280,000,000

Maximum aggregate principal amount of Optional Designated Securities: $40,000,000

PRICE TO PUBLIC:

100% of the principal amount of the Designated Securities, plus accrued distributions, if any, from March 29, 2004

PURCHASE PRICE BY UNDERWRITERS:

100% of the principal amount of the Designated Securities, plus accrued distributions, if any, from March 29, 2004

UNDERWRITERS’ COMPENSATION:

$0.7875 per Designated Security; provided that the underwriting commission will be $0.50 per Designated Security with respect to any preferred securities sold to certain institutions.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

New York Clearing House same-day funds

ACCOUNTANTS’ LETTER TO BE DELIVERED ON DATE OF PRICING AGREEMENT:

Yes.

TRUST AGREEMENT:

Amended and Restated Trust Agreement dated March 29, 2004, between the Guarantor and the Trustees named therein

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INDENTURE:

Junior Subordinated Indenture dated as of November 14, 2002, between the Guarantor and JPMorgan Chase Bank, as Indenture Trustee, as supplemented by a Second Supplemental Indenture thereto dated March 29, 2004, among the Guarantor, the Indenture Trustee and Everest Re Group, Ltd.

GUARANTEE:

Guarantee Agreement, dated as of March 29, 2004, between Guarantor and Guarantee Trustee

MATURITY:

March 29, 2034

INTEREST RATE:

6.20%

INTEREST PAYMENT DATES:

Last calendar day of March, June, September and December (quarterly in arrears), commencing on June 30, 2004.

EXTENSION PERIOD:

From time to time, but in any one case not to exceed 20 quarters.

REDEMPTION PROVISIONS:

Redemption upon a Tax Event and Investment Company Event (each as defined in the Indenture) at a price equal to the liquidation amount plus accumulated and unpaid distributions to the date of redemption.

Redeemable in whole or in part from time to time from and after March 30, 2009 at the option of the Guarantor at a price equal to the liquidation amount plus accumulated and unpaid distributions to the date of redemption.

SINKING FUND PROVISIONS:

No sinking fund provisions.

LISTING:

New York Stock Exchange

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TIME OF DELIVERY:

10:00 a.m., New York City time March 29, 2004

CLOSING LOCATION:

Mayer, Brown, Rowe & Maw LLP

190 South LaSalle Street

Chicago, Illinois 60603

NAMES AND ADDRESSES OF REPRESENTATIVES:

Wachovia Capital Markets, LLC

Attention: Amy Kabatznick

301 S. College Street

Charlotte, NC 28288

Citigroup Global Markets Inc.

Attention: Peter Aherne

388 Greenwich Street, 4th Floor

New York, NY 10013

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